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                                                                    EXHIBIT 23.2

The Board of Directors
Grand Toys International, Inc.
1710 Trans Canada Highway
Dorval, Quebec
H9P 1H7



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/  KPMG LLP
Chartered Accountants


Montreal, Canada
September 1, 1999